                                                                Exhibit 24

                        POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby

constitutes and appoints each of A. David Evans and Becky T.

Harrell, signing singly, the undersigned's true and lawful

attorney-in-fact to:

     (1)  execute for and on behalf of the undersigned, in the

          undersigned's capacity as an officer and/or director

          of Minden Bancorp, Inc. (the "Company"), a Form ID

          and Forms 3,4, and 5 in accordance with Section 16(a)

          of the Securities Exchange Act of 1934, and the rules

          thereunder;

     (2)  do and perform any and all acts for and on behalf of

          the undersigned which may be necessary or desirable to

          complete and execute any such Form 3, 4, or 5, complete

          and execute any amendments thereto, and timely file

          such form with the United States Securities and Exchange

          Commission and any stock exchange or similar authority;

          and

     (3)  take any other action of any type whatsoever in

          connection with the foregoing which, in the opinion of

          such attorney-in-fact, may be of benefit to, in the best

          interest of, or legally required by, the undersigned, it

          being understood that the documents executed by such

          attorney-in-fact on behalf of the undersigned pursuant to

          this Power of Attorney shall be in such form and shall

          contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned herby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or

substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-

fact, in serving in such capacity at the request of the

undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4,

and 5 with respect to the undersigned's holdings of and

transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 10th day of February, 2004.

                              By: /s/ Michael S. Harper

                                 ------------------------------

                              Print Name: Michael S. Harper